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                                                                  Exhibit 10.16

                              FINANCING AGREEMENT
                              -------------------

         AGREEMENT MADE THIS 3rd day of September 1996, by and between MANTIS V, L.L.C., a Michigan limited liability company having its principal place of business at 407 E. Grand River, Brighton, Michigan 48116 (the "Lender") and DISCAS, INC., a [Delaware] corporation having its principal place of business at 567-1 South Leonard Street, Waterbury, Connecticut 06708 (the "Borrower").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Borrower wishes to borrow and lender wishes to lend an amount up to $350,000.00 to be used by the Borrower to purchase certain equipment and raw materials and for marketing expenses and working capital; and

         WHEREAS, as further consideration for the financing, the Borrower will issue certain common stock, par value $ 0.001 (the "Common Stock") and warrants to purchase Common Stock to the Lender.

         NOW, THEREFORE, the parties hereby agree as follows:


I. The Lender will provide an unsecured loan to the Borrower in the principal amount of up to $350,000.00, bearing simple interest at the rate of 8% per annum, until the earlier of (a) the happening of any of certain events of acceleration set forth in a promissory note to the Lender substantially in the form of the promissory note attached hereto as Exhibit 1 (the "Promissory Note") (including the Borrower's obtaining long-term debt or equity financing in an amount of at least $2,500,000) and (b) July 31, 1998. The other terms and provisions of the loan will be as set forth herein and in the Promissory Note.

         1. Borrowings under this Agreement will be evidenced by the Promissory Note. The Borrower will execute the Promissory Note and deliver it, as so executed, to the Lender upon the Borrower's receipt of the first amount of funds to be advanced hereunder by the Lender.

         2. The Lender will make funds available to the Borrower, subject to the terms set forth herein and in the Promissory Note and subject to the $350,000.00 maximum principal

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amount of the loan, as follows: (a) $200,000.00 upon the execution of this
Agreement and the Note, and (b) up to an additional $150,000.00 in the aggregate, on the tenth business day subsequent to the business day on which the Lender receives a notice, signed by the President of the Borrower and requesting a specified sum; provided, however, that the sum requested on any single occasion shall not be less than $25,000.00, and provided further that the Lender shall not be required to advance additional funds unless the Borrower is then in compliance with all of its covenants, agreements, representations, and warranties under this Agreement and the Promissory Note.

         3. As additional consideration for the loan, the Borrower will issue to the Lender, upon the execution of this Agreement and the Note, 270,000 shares of Common Stock and warrants to purchase an additional 100,000 shares of Common Stock. Up to 200,000 (but no less than 190,000) of the shares of Common Stock will be governed by a voting trust substantially in the form of the voting trust or trusts attached hereto as Exhibit 2 (the "Voting Trust"), which shall permit Patrick A. DePaolo, Sr. the right to vote such shares and a right of first refusal with respect to the purchase of such shares. The warrants will be immediately exercisable, will remain exercisable for a period of three years from the date of their issuance, and will have an exercise price of $2.25 per share of Common Stock. A document evidencing the warrants, substantially in the form of the warrant attached hereto as Exhibit 3, will be executed by the Borrower and the Lender. The Borrower and the Lender agree that the $350,000.00 to be advanced to the Borrower by the Lender shall be allocated as consideration for the Note, the 270,000 shares of Common Stock and the warrants received by the Lender as follows:

                   The Note:                          $322,000.00

                   The Common Stock:                  $ 27,000.00

                   The Warrants:                      $  1,000.00
                                                      -----------

                        Total:                        $350,000.00

         4. The Lender represents: (a) that it is a corporation duly organized and in good standing under the laws of the State of Delaware; (b) that it has all the requisite corporate power and authority to enter into this Agreement and the Promissory Note; (c) that all of the representations and warranties, and all of the financial representations and covenants, made by the Borrower under the terms of the Senior Debt (as such term is defined in the Promissory
Note) remain true and complete and are satisfied to date in accordance with their terms; (d) that this Agreement and the Promissory Note do not and will not violate the terms of the Senior Debt or any other agreement or obligation to which the Borrower is subject; and (e) immediately prior to the issuance of Common Stock and warrants pursuant to the terms of this Agreement, the Borrower has outstanding only 1,400,000 shares of Common Stock; immediately after such issuance the Borrower will have outstanding only 1,670,000 shares of Common Stock and

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warrants to purchase 100,000 shares of Common Stock; and there are no shares, classes of shares, warrants, rights, or equity interests of any kind in the Borrower other than the Common Stock and the warrants to purchase Common Stock.

         5. This Agreement shall terminate upon the earlier to occur of: (a) the date specified in a written agreement signed by both of the parties hereto; or (b) the completion of all of the transactions contemplated hereby, including repayment of all amounts advanced by the Lender, issuance of the Common Stock, release of all shares of Common Stock from the Voting Trust, and exercise or expiration of the warrants to purchase Common Stock.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

         The Lender:                   Mantis V, L.L.C.

                                       By: Mantis Partners, III, L.P.
                                           Founding Member

                                       By: Alan Milton
                                           -----------
                                           Alan Milton, General Partner

         The Borrower:                 Discas, Inc.

                                       By: Patrick A. DePaolo, Sr.
                                          ------------------------
                                           Patrick A. DePaolo, Sr., President

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